PRESS RELEASE
MAY 4, 2012

Century Casinos, Inc. Announces First Quarter 2012 Results

Colorado Springs, Colorado – May 4, 2012 – Century Casinos, Inc. (NASDAQ Capital Market® and Vienna Stock Exchange: CNTY) today announced its financial results for the three months ended March 31, 2012.

First Quarter 2012 Highlights**

●	Net operating revenue was $17.6 million, a 3% increase compared to the three months ended March 31, 2011.

●	Adjusted EBITDA* was $2.8 million, a 9% increase from the three months ended March 31, 2011.

●	Net earnings were $1.1 million, a 211% increase from the three months ended March 31, 2011.

●	Earnings per share were $0.05, a $0.03 increase from the three months ended March 31, 2011.

	For the Three Months
Amounts in thousands, except share and per share data	Ended March 31,
Consolidated Results:	2012	2011	% Change
Net operating revenue	$17,569	$17,115	3%
Earnings from operations	1,572	756	108%
Net earnings	1,133	364	211%

Adjusted EBITDA*	$2,760	$2,524	9%

Earnings per share:
Basic and diluted	$0.05	$0.02	150%
Weighted-average common shares:
Basic	23,877,362	23,711,176
Dilutive	24,010,793	24,001,288

"We posted solid results in the first quarter. Specifically, earnings from operations more than doubled for the three months ended March 31, 2012 compared to the same period in 2011. Earnings were driven by strong bottom-line performances in Colorado and Canada. With continuing improvements to our operations and facilities, we plan to drive same store sales growth and considerable value in the long run. Our financial results, including the substantial increase in earnings per share, highlight our long-term commitment to building value for our shareholders through disciplined operating strategies and conservative financial planning. We are actively pursuing domestic and international casino opportunities, where we can leverage our proven development and operating expertise as well as our strong balance sheet and attractive cost of capital." said Erwin Haitzmann and Peter Hoetzinger, Co Chief Executive Officers of Century Casinos.

*Adjusted EBITDA is a Non-GAAP financial measure. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.
**Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.
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Three Months Ended March 31, 2012 Results**

Net operating revenue increased by $0.5 million, or 3%, for the three months ended March 31, 2012 compared to the three months ended March 31, 2011. Following is a summary of the change in net operating revenue by property or category for the three months ended March 31, 2012 compared to the three months ended March 31, 2011:

	Net Operating Revenue
	For the Three Months Ended March 31,
	2012	vs. 2011
Amounts in millions	Change	% Change
Century Casino & Hotel, Edmonton	$0.2	3%
Century Casino, Calgary	0.0	1%
Century Casino & Hotel, Central City	0.1	3%
Century Casino & Hotel, Cripple Creek	0.0	2%
Cruise Ships and Other	0.1	7%
Total	$0.5	3%

Earnings from operations increased by a total of $0.8 million, or 108%, for the three months ended March 31, 2012 compared to the three months ended March 31, 2011. Following is a summary of the change in earnings from operations by property or category for the three months ended March 31, 2012 compared to the three months ended March 31, 2011:

	Earnings from Operations
	For the Three Months Ended March 31,
	2012	vs. 2011
Amounts in millions	Change	% Change
Century Casino & Hotel, Edmonton	$0.2	12%
Century Casino, Calgary	0.1	154%
Century Casino & Hotel, Central City	0.3	102%
Century Casino & Hotel, Cripple Creek	0.0	0%
Cruise Ships and Other	0.0	17%
Corporate Other	0.2	13%
Total	$0.8	108%

 *Adjusted EBITDA is a Non-GAAP financial measure. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.
**Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.
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Net earnings increased by $0.8 million, or 211%, for the three months ended March 31, 2012 compared to the three months ended March 31, 2011. Following is a summary of the change in net earnings by property or category for the three months ended March 31, 2012 compared to the three months ended March 31, 2011:

	Net Earnings
	For the Three Months Ended March 31,
	2012	vs. 2011
Amounts in millions	Change	% Change
Century Casino & Hotel, Edmonton	$0.2	20%
Century Casino, Calgary	0.2	105%
Century Casino & Hotel, Central City	0.2	94%
Century Casino & Hotel, Cripple Creek	0.0	1%
Cruise Ships and Other	0.0	8%
Corporate Other	0.2	26%
Total	$0.8	211%

Items deducted from or added to earnings from operations to arrive at net earnings include interest income, interest expense and gains/losses on foreign currency transactions.

Overall, the increase in earnings from operations and net earnings in the three months ended March 31, 2012 compared to the three months ended March 31, 2011 is due to increased efforts to attract customers and generate additional revenue, control costs at all properties and a decrease in depreciation expense due to fully depreciated assets in Edmonton and Central City.

 *Adjusted EBITDA is a Non-GAAP financial measure. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.
**Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.
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Property and Category Results
(in thousands)

	Net Operating Revenue		Adjusted EBITDA*
	For the Three Months		For the Three Months
	Ended March 31,		Ended March 31,
	2012	2011	2012	2011
Century Casino & Hotel, Edmonton	$5,940	$5,753	$1,888	$1,839
Century Casino, Calgary	2,603	2,588	254	98
Century Casino & Hotel, Central City	4,510	4,400	974	959
Century Casino & Hotel, Cripple Creek	2,879	2,837	525	530
Cruise Ships and Other	1,638	1,535	237	232
Corporate	0	2	(1,118)	(1,134)
Consolidated	$17,569	$17,115	$2,760	$2,524

Balance Sheet and Liquidity

As of March 31, 2012, the Company had $22.9 million in cash and cash equivalents and $6.7 million in debt obligations on its balance sheet compared to $25.2 million in cash and cash equivalents and $9.1 million in debt obligations at December 31, 2011.

Conference Call Information

Today the Company will post a copy of the Form 10-Q filed with the SEC for the quarter ended March 31, 2012 on its website at http://corporate.cnty.com/investor-relations/sec-filings.

Century Casinos will host its first quarter 2012 earnings conference call May 7, 2012 at 10:00 am MDT; 6:00 pm CET, respectively. U.S. domestic participants should dial 1-800-894-5910. For all other international participants, please use +1-785-424-1052 to dial in. Participants may also listen to the call live or obtain a recording of the call on the Company’s website at http://corporate.cnty.com/investor-relations/sec-filings.
(continued)

*Adjusted EBITDA is a Non-GAAP financial measure. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.
**Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.
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CENTURY CASINOS, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION – US GAAP BASIS

	For the three months ended March 31,
Amounts in thousands, except for per share information	2012	2011
Operating revenue:
Gaming	$15,259	$14,825
Hotel, bowling, food and beverage	3,321	3,243
Other	943	935
Gross revenue	19,523	19,003
Less: Promotional allowances	(1,954)	(1,888)
Net operating revenue	17,569	17,115
Operating costs and expenses:
Gaming	7,233	6,931
Hotel, bowling, food and beverage	2,437	2,511
General and administrative	5,304	5,368
Depreciation	1,178	1,641
Total operating costs and expenses	16,152	16,451
Earnings from equity investment	155	92
Earnings from operations	1,572	756
Non-operating income (expense):
Interest income	6	2
Interest expense	(148)	(246)
(Losses) gains on foreign currency transactions and other	(5)	75
Non-operating income (expense), net	(147)	(169)
Earnings before income taxes	1,425	587
Income tax provision	292	223
Net earnings	$1,133	$364

Earnings per share:
Basic	$0.05	$0.02
Diluted	$0.05	$0.02

]

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CENTURY CASINOS, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	March 31,	December 31,
	2012	2011
Assets
Current Assets	$25,234	$27,286
Property and equipment, net	99,820	99,605
Other Assets	10,215	9,836
Total Assets	$135,269	$136,727

Liabilities and Shareholders’ Equity
Current Liabilities	$17,629	$21,359
Non-Current Liabilities	2,896	2,828
Shareholders’ Equity	114,744	112,540
Total Liabilities and Shareholders’ Equity	$135,269	$136,727

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Adjusted EBITDA Margins ** by Property or Category (Unaudited)

	For the Three Months
	Ended March 31,
	2012	2011
Century Casino & Hotel, Edmonton	32%	32%
Century Casino, Calgary	10%	4%
Century Casino & Hotel, Central City	22%	22%
Century Casino & Hotel, Cripple Creek	18%	19%
Cruise Ships & Other	15%	15%
Consolidated Adjusted EBITDA Margin	16%	15%

Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category (Unaudited)

Amounts In thousands
	Three Months Ended March 31, 2012
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total

Net earnings (loss)	1,076	8	380	169	127	(627)	1,133
Interest income	(3)	0	0	0	0	(3)	(6)
Interest expense	147	0	0	0	0	1	148
Income taxes (benefit)	413	44	233	104	13	(515)	292
Depreciation	242	205	355	252	97	27	1,178
Non-cash stock based compensation	0	0	0	0	0	4	4
Foreign currency losses (gains)	13	(3)	0	0	0	(5)	5
Loss on disposition of fixed assets	0	0	6	0	0	0	6
Adjusted EBITDA*	1,888	254	974	525	237	(1,118)	2,760

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA * to Net Earnings (Loss) by Property or Category (Unaudited)

Amounts In thousands
	Three Months Ended March 31, 2011
	Edmonton	Calgary	Central City	Cripple Creek	Cruise Ships & Other	Corporate	Total

Net earnings (loss)	895	(163)	196	168	118	(850)	364
Interest income	(2)	0	0	0	0	0	(2)
Interest expense	244	0	0	0	0	2	246
Income taxes (benefit)	342	34	107	104	2	(366)	223
Depreciation	365	189	655	258	112	62	1,641
Non-cash stock based compensation	0	0	0	0	0	96	96
Foreign currency (gains) losses	(5)	38	0	0	0	(108)	(75)
Loss on disposition of fixed assets	0	0	1	0	0	30	31
Adjusted EBITDA*	1,839	98	959	530	232	(1,134)	2,524

*  The Company defines Adjusted EBITDA as net earnings (loss) before interest, income taxes, depreciation, amortization, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, gains (losses) on disposition of fixed assets, discontinued operations, realized foreign currency gains (losses) and certain other one-time items. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings and Adjusted EBITDA reported for each property. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of its properties and the Company. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. EBITDA (Earnings before interest, taxes, depreciation and amortization) is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) above.

**  The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:
Century Casinos, Inc. is an international casino entertainment company that owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary, Alberta, Canada. The Company also operates casinos aboard twelve luxury cruise vessels (Regatta, Nautica, Marina, Riviera, Mein Schiff 1, Mein Schiff 2, Wind Surf, Wind Star, Wind Spirit, Seven Seas Voyager, Seven Seas Mariner and Seven Seas Navigator). Through its Austrian subsidiary, Century Casinos Europe GmbH, the Company holds a 33.3% ownership interest in Casinos Poland Ltd., the owner and operator of seven casinos in Poland. The Company also manages the operations of the casino at the Radisson Aruba Resort, Casino & Spa in Aruba, Caribbean. Century Casinos, Inc. continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® and the Vienna Stock Exchange under the symbol CNTY.

This release may contain “forward-looking statements” within the meaning of Section 27A of the Security Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, economic improvements in 2012 and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2011. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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